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Exhibit 23.2

Independent Auditors' Consent

The Board of Directors
Aether Systems, Inc.:

We consent to the use of our report dated September 22, 2004, with respect to the balance sheets of Aether Mobile Government (A Division of Aether Systems, Inc.) as of December 31, 2002 and 2003, and the related statements of operations, division equity and cash flows for the years then ended, included herein and to the reference to our firm under the heading of "Experts" in the prospectus included in the Registration Statement of BIO-key International, Inc. (File No. 333-115037).

/s/ KPMG LLP Baltimore, Maryland December 22, 2004

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  Exhibit 23.2
Independent Auditors' Consent